.
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
January 21, 2022
Date of Report (Date of earliest event reported)

TELOS CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	001-08443	52-0880974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19886 Ashburn Road,
Ashburn, Virginia	20147-2358
(Address of principal executive offices)	(Zip Code)

(703) 724-3800
(Registrant’s telephone number, including area code)
NOT APPLICABLE
(Former name, former address, and former fiscal year, if changed since last report)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, $0.001 par value per share	TLS	The Nasdaq Stock Market LLC
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

.

.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers.

On January 14, 2022, Mr. Bernard C. Bailey informed Telos Corporation that he would not stand for re-election to its Board of Directors (the “Board”) at the 2022 Annual Meeting of Stockholders. He does not have any disagreements with Telos relating to its operations, policies or practices.

On January 19, 2022, the Board voted to expand the number of seats on the Board by two and appointed Mr. Bradley W. Jacobs and Mr. Derrick Dockery. Mr. Jacobs will serve on the Audit Committee. Mr. Dockery will serve on the Management Development and Compensation Committee and the Nominating Committee.

A copy of the press release announcing Mr. Bailey’s decision not to stand for re-election and the appointments of Mr. Jacobs and Mr. Dockery is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 8.01.    Other Events.

On January 21, 2022, the Company issued a press release announcing the changes to Board of Directors. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

99.1	Press Release, issued January 21, 2022
.

.
S I G N A T U R E S

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELOS CORPORATION

By:	/s/ Jefferson V. Wright
Jefferson V. Wright
Executive Vice President, General Counsel
Date:  January 21, 2022
.